NSAR ITEM 77O

                             VK Emerging Growth Fund
                               10f-3 Transactions
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

UNDERWRITING #            UNDERWRITING                 PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                              PURCHASED
       1               Devon Energy Corp.            Schroeder Wertheim         153,500              1.551%            09/21/99
       2         Flextronics International Ltd.    Montgomery Securities        197,100              3.285%            10/25/99
       3        Spanish Broadcasting System, Inc.       Lehman Bros.            168,800              0.775%            10/28/99
       4          Charter Communications, Inc.         Goldman Sachs            792,600              0.466%            11/08/99
                          Sapient Corp.                Goldman Sachs            100,000              2.857%            11/15/99
       6              UnitedGlobalCom,Inc.                  DLJ                 107,300              1.073%            12/02/99
       7             Infonet Services Corp.            Merrill Lynch              2,200              0.004%            12/15/99
       8                  Homestore.com                Merrill Lynch            131,000              1.250%            01/25/00
       9      John Hancock Financial Services, Inc.    Merrill Lynch          1,750.000              1.500%            01/14/99
      10                Network Solutions               J.P. Morgan             180,000              2.337%            02/04/00

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Other Firms Participating in the Underwriting:

Underwriting for #1.

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Bear, Stearns & Co. Inc.
Schroder & Co. Inc.
Credit Suisse First Boston Corporation
Dain Rauscher Incorporated
Deutsche Bank Securities Inc.
Goldman,Sachs & Co.
Johnson Rice & Co. L.L.C.

(Con'd of #1).

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Petrie Parkman & Co.
Salomon Smith Barney Inc.


Underwriting for #2.

Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
SG Cowen Securities Corporation
Thomas Weisel Partners LLC
Lehman Brothers Inc.


Underwriting for #3.

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith
Bear, Stearns & Co. Inc.
BancBoston Robertson Stephens Inc.
Deutsche Bank Securities Inc.
Lazard Freres & Co. LLC
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
Wasserstein Perella Securities, Inc.
(Cont'd of #3)
Gabelli & Company, Inc.
First Union Securities, Inc.


Underwriting for #4.

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc. M.R. Beal & Company



Underwriting for #5.

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporation
First Union Securities, Inc.
Friedman, Billings, Ramsey & Co., Inc.


Underwriting for #6.

Salomon Smith Barney
Merrill Lynch & Co.
Goldman, Sachs & Co.
Chase Securities Inc.
Morgan Stanley Dean Witter
CIBC World Markets
Donaldson,Lifkin & Jenrette
Credit Suisse First Boston


Underwriting for #7.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Warburg Dillon Read LLC.


Underwriting for #8

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
FleetBoston Robertson Stephens Inc.
Hambrecht & Quist LLC
Wit Capital Corporation


Underwriting for #9

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities
Goldman Sachs & Co.
Fox-Pitt, Kelton Inc.


Underwriting for #10.

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
PaineWebber Incorporated
FleetBoston Robertson Stephens Inc.
Prudential Securities Incorporated